UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: November 17, 2006
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of Company as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    As discussed under Item 5.02(e) below, effective as of November 17, 2006, James T. Ryaby, Ph.D., resigned as the Senior Vice President and Chief Scientific Officer of OrthoLogic Corp.

(e)    Effective as of November 17, 2006, OrthoLogic Corp. (the "Company") entered into a Separation Agreement and Release (the "Separation Agreement") and a Consulting Agreement (the "Consulting Agreement") with James T. Ryaby, Ph.D., the Company's Senior Vice President and Chief Scientific Officer in connection with Dr. Ryaby’s resignation. Under the terms of the Separation Agreement, the Company’s Employment Agreement with Dr. Ryaby dated June 1, 2001, as amended, was terminated by mutual consent,  effective November 17, 2006. The Separation Agreement provides that Dr. Ryaby’s outstanding stock options will continue to vest and vested options will continue to be exercisable during the term of the Consulting Agreement.

Under the Consulting Agreement, Dr. Ryaby will provide exclusive consulting services for the Company through March 20, 2007, and substantially exclusive consulting services thereafter. The Consulting Agreement terminates on December 31, 2007, but may be terminated by either party upon sixty (60) days notice given on or after March 20, 2007. The Consulting Agreement provides for payment for services at an annual rate of $250,000, payable monthly, and a one-time payment of $40,000 to cover Dr. Ryaby’s consulting start-up expenses.

The Separation Agreement is filed with this Form 8-K as Exhibit 10.1 and the Consulting Agreement is filed with this Form 8-K as Exhibit 10.2, both of which are incorporated herein by reference. Dr. Ryaby’s Employment Agreement was filed as Exhibit 10.21 to the Company’s annual report on Form 10-K filed March 29, 2002, and the amendment to such agreement was filed as Exhibit 10.4 to the Company’s quarterly report on Form 10-Q filed August 8, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release dated November 17, 2006, by and between the Company and James T. Ryaby, Ph.D.

10.2	Consulting Agreement dated November 17, 2006, by and between the Company and James T. Ryaby, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2006	ORTHOLOGIC CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman